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EXHIBIT 4(x)


                           FIFTH JOINT AMENDMENT TO
                       AGREEMENT TO PROVIDE INSURANCE;
                    DISBURSEMENT REQUEST AND AUTHORIZATION;
                             PROMISSORY NOTE; AND
                         LOAN AND SECURITY AGREEMENT


This Fifth Joint Amendment to Agreement to Provide Insurance; Disbursement Request and Authorization; Promissory Note; and Loan and Security Agreement is entered into this 10th day of March 1998, by and between PC Quote, Inc., a Delaware corporation ("PC Quote") and PICO Holdings, Inc., a California corporation ("PICO").

WHEREAS, PC Quote and PICO are parties to that certain Agreement to Provide Insurance; Disbursement Request and Authorization; Promissory Note; and Loan and Security Agreement, as amended August 8, 1997 and September 22, 1997 December 30, 1997, and February 5, 1998 (collectively, the "Definitive Agreements").

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, PC Quote and PICO hereby agree to amend the Definitive Agreements as follows:

I.    PROMISSORY NOTE DATED MAY 5, 1997, AMENDED AUGUST 8, 1997,
      SEPTEMBER 22, 1997, DECEMBER 30, 1997, AND FEBRUARY 5, 1998.

      The Amended Promissory Note is hereby again amended as follows:

      A. In the second paragraph, on the third line delete "February 28, 1998" and insert "April 30, 1998."

II. Except as expressly provided herein, all of the terms and provisions of the Definitive Agreements shall remain in full force and effect.

III. This Fifth Joint Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Fifth Joint Amendment as of the date first written above.

PC QUOTE, INC.

By:
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Its:
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PICO HOLDINGS, INC.

By:
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Its:
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